THE INSTRUCTIONS ACCOMPANYING THIS YELLOW LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY LIBERTY SILVER CORP. TO PURCHASE ALL OUTSTANDING COMMON SHARES OF SENNEN RESOURCES LTD.

LETTER OF TRANSMITTAL

For Deposit of Common Shares

of

SENNEN RESOURCES LTD.

Under the Offer dated July 16, 2012 made by

LIBERTY SILVER CORP.

USE THIS YELLOW LETTER OF TRANSMITTAL IF:

1.

YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING COMMON SHARE CERTIFICATE(S); OR

2.

YOU ARE ACCEPTING THE OFFER USING THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC AND DO NOT HAVE AN AGENT’S MESSAGE; OR

3.

YOU PREVIOUSLY DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (EASTERN TIME) ON AUGUST 21, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Letter of Transmittal (the “Letter of Transmittal”), properly completed and executed, together with all other required documents, must accompany share certificates representing common shares of Sennen Resources Ltd. (“Sennen”) deposited under the offer dated July 16, 2012 (the “Offer”) made by Liberty Silver Corp. (“Liberty Silver”) to purchase all of the issued and outstanding common shares of Sennen, including common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the conversion, exchange or exercise of options, warrants or other securities of Sennen that are convertible into, or exchangeable or exercisable for, common shares, (collectively, the “Sennen Shares”), on the basis of 0.28 of a common share of Liberty Silver (each whole common share, a “Liberty Silver Share”) for each Sennen Share (the “Offer Consideration”), and must be received by Kingsdale Shareholder Services Inc., the depositary for the Offer (the “Depositary”), prior to the Expiry Time at its principal Toronto, Ontario office set out below.

Holders of Sennen Shares (the “Sennen Shareholders”) can also accept the Offer by following the procedures for book-entry transfer set forth in Section 5 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. A Sennen Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to submit this Letter of Transmittal in order to accept the Offer. Sennen Shareholders who utilize CDSX or PTOP (DTC  book-entry system) to accept the Offer through a book-entry transfer will be deemed to have completed and submitted a Letter of Transmittal and will be bound by the terms hereof.

If a Sennen Shareholder wishes to accept the Offer and deposit Sennen Shares under the Offer, and if the certificate(s) representing such shareholder’s Sennen Shares are not immediately available, or if the certificate(s) and all other required documents cannot be delivered to the Depositary at its principal office in Toronto, Ontario, at or prior to the Expiry Time, such Sennen Shareholder must deposit its Sennen Shares according to the guaranteed delivery procedure set out in Section 5 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” by using the GREEN Notice of Guaranteed Delivery accompanying the Offer. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Certain terms used but not defined in this Letter of Transmittal are defined in the Glossary to the Offer and Circular and have the respective meanings ascribed thereto in such Glossary.

Any questions and requests for assistance in completing this Letter of Transmittal may be directed to the Depositary and Information Agent. The contact details for the Depositary and Information Agent are provided at the end of this document. Sennen Shareholders who wish to accept the Offer and whose Sennen Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should immediately contact that nominee for assistance in order to take the necessary steps to be able to deposit such Sennen Shares under the Offer. Intermediaries have likely established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Sennen Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANY ADDRESS OTHER THAN THE ADDRESS OF THE DEPOSITARY SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

THE SECURITIES OFFERED PURSUANT TO THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:

LIBERTY SILVER CORP.

AND TO:

KINGSDALE SHAREHOLDER SERVICES INC., as Depositary, at its principal office set out herein

The undersigned delivers to you the enclosed certificate(s) representing Sennen Shares deposited under the Offer. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Sennen Shares upon the terms and conditions contained in the Offer. The following are the details of the enclosed certificate(s):

BOX 1
SENNEN SHARES* (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Sennen Shares Represented by Certificate	Number of Sennen Shares Deposited*

TOTAL:

* Unless otherwise indicated, the total number of Sennen Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 7 of this Letter of Transmittal, “Partial Deposits”.

The undersigned acknowledges receipt of the Offer and the accompanying Circular and acknowledges that there will be a binding agreement between the undersigned and Liberty Silver, effective immediately following the time at which Liberty Silver takes up Sennen Shares deposited by the undersigned pursuant to this Letter of Transmittal, in accordance with the terms and conditions of the Offer. The undersigned represents and warrants that (a) the undersigned, or the person on whose behalf a book-entry transfer is made, has full power and authority to deposit, sell, assign and transfer the Sennen Shares covered by this Letter of Transmittal and that are being delivered to the Depositary (the “Deposited Shares”) and all rights and benefits arising from such Deposited Shares including, without limitation, any and all dividends, distributions, payments, securities, property or other interests that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”); (b) the undersigned, or the person on whose behalf a book-entry is made, owns the Deposited Shares and any Distributions deposited under the Offer; (c) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares or Distributions to any other person; (d) the deposit of the Deposited Shares and Distributions complies with applicable laws; and (e) when the Deposited Shares and Distributions are taken up and paid for by Liberty Silver, Liberty Silver will acquire good title thereto (and to any Distributions), free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Shares and delivers to Liberty Silver the enclosed Sennen Share certificate(s) representing the Deposited Shares and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to Liberty Silver all right, title and interest in and to the Deposited Shares, and in and to all rights and benefits arising from the Deposited Shares and any and all Distributions.

If, on or after the date of the Offer, Sennen should divide, combine, reclassify, consolidate, convert or otherwise change any of the Sennen Shares or its capitalization, or disclose that it has taken or intends to take any such action, the undersigned agrees that Liberty Silver may, in its sole discretion and without prejudice to its rights under “Conditions of the Offer” in Section 2 of the Offer, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion or other change.

Sennen Shares and any Distributions acquired by Liberty Silver under the Offer shall be transferred by the Sennen Shareholder and acquired by Liberty Silver free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, property, rights, assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Sennen Shares, whether or not separated from the Sennen Shares. If, on or after the date of the Offer, Sennen should declare, set aside or pay any dividend or declare, make or pay any other distribution or payment on, or declare, allot, reserve or issue any securities, rights or other interests with respect to any Sennen Shares, which is or are payable or distributable to Sennen Shareholders on a record date prior to the date of transfer into the name of Liberty Silver or its nominee or transferee on the securities registers maintained by or on behalf of Sennen in respect of Sennen Shares accepted for purchase under the Offer, then (and without prejudice to its rights under “Conditions of the Offer” in Section 2 of the Offer): (a) in the case of cash dividends, distributions or payments, the amount of dividends, distributions or payments shall be received and held by the depositing Sennen Shareholders for the account of Liberty Silver until Liberty Silver pays for such Sennen Shares, and to the extent that such dividends, distributions or payments do not exceed the Offer Consideration per Sennen Share payable by Liberty Silver pursuant to the Offer, the purchase price per Sennen Share, pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, securities, property, rights, assets or other interests, the whole of any such non-cash dividends, distributions, payments, securities, property, rights, assets or other interests shall be received and held by the depositing Sennen Shareholder for the account of Liberty Silver and shall be required to be promptly remitted and transferred by the depositing Sennen Shareholder to the Depositary for the account of Liberty Silver, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an aggregate amount that exceeds the Offer Consideration per Sennen Share payable by Liberty Silver pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing Sennen Shareholders for the account of Liberty Silver and shall be required to be promptly remitted and transferred by the depositing Sennen Shareholders to the Depositary for the account of Liberty Silver, accompanied by appropriate documentation of transfer. Pending such remittance, Liberty Silver will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, securities, property, rights, assets or other interests and may withhold the entire Offer Consideration payable by Liberty Silver under the Offer or deduct from the Offer Consideration payable by Liberty Silver under the Offer the amount or value thereof, as determined by Liberty Silver in its sole discretion.

The undersigned irrevocably constitutes and appoints, effective at and after the time (the “Effective Time”) that Liberty Silver takes up the Deposited Shares, each director or officer of Liberty Silver, and any other person designated by Liberty Silver in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Sennen Shares covered by this Letter of Transmittal or book-entry transfer (which Sennen Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full powers of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Sennen Shareholder:

(a)

to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of Sennen;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Sennen Shareholder, to exercise any and all rights of such Sennen Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable laws), as and when requested by Liberty

Silver, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to Liberty Silver in respect of any or all Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Sennen Shareholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Sennen;

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such Sennen Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Sennen Shareholder; and

(d)

to exercise any other rights of a Sennen Shareholder with respect to such Purchased Securities.

The undersigned accepts the Offer under the terms of this Letter of Transmittal (including book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by such Sennen Shareholder at any time with respect to the Deposited Shares or any Distributions. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the depositing Sennen Shareholder unless the Deposited Shares are either: (i) not taken up and paid for under the Offer; or (ii) properly withdrawn in accordance with Section 8 of the Offer, “Right to Withdraw Deposited Sennen Shares”.

The undersigned also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Sennen and, except as may otherwise be agreed to with Liberty Silver, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to Liberty Silver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by Liberty Silver as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked, and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The undersigned covenants to execute, upon request of Liberty Silver, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to Liberty Silver. Each authority herein conferred or agreed to be conferred is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned.  All obligations of the undersigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

The Depositary will act as the agent of persons who have deposited Sennen Shares in acceptance of the Offer for the purposes of receiving payment from Liberty Silver and transmitting such payment to such persons.  Receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Sennen Shares under the Offer.

Settlement with each Sennen Shareholder who has deposited Sennen Shares pursuant to the Offer will be made by the Depositary forwarding a share certificate representing the Liberty Silver Shares or cheque(s) for the net proceeds of any such Liberty Silver Shares, less any brokerage commissions, other expenses and applicable withholding taxes, in the case of certain U.S. Holders to which the depositing Sennen Shareholder is entitled (with respect to certain U.S. Holders). Unless otherwise directed by this Letter of Transmittal, share certificates representing the Offer Consideration will be issued in the name of the registered holder of the Sennen Shares so deposited. Unless the person depositing the Sennen Shares instructs the Depositary to hold the certificates representing the Liberty Silver Shares for pick-up by checking the appropriate box in this Letter of Transmittal, such share certificate(s) will be forwarded by first class insured mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the certificate(s) representing Liberty Silver Shares will be sent to the address of the holder as shown on the securities registers maintained by or on behalf of Sennen. Certificates representing Liberty Silver Shares mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. The undersigned further understands and acknowledges that under no circumstances will interest accrue, or be paid by Liberty Silver or the Depositary to persons depositing Sennen Shares on the purchase price of Sennen Shares purchased by Liberty Silver, regardless of any delay in making such payment.

Any deposited Sennen Shares that are not taken up and paid for by Liberty Silver pursuant to the terms and conditions of the Offer for any reason will be returned, at Liberty Silver’s expense, to the depositing Sennen Shareholder as soon as practicable after the Expiry Time or withdrawal or termination of the Offer, by either: (i) sending certificates representing the Sennen Shares not purchased by first class insured mail to the address of the depositing Sennen Shareholder specified in this Letter of Transmittal or, (ii) if such name or address is not so specified, in such name and to such address as shown on the securities registers maintained by or on behalf of Sennen. Sennen Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Sennen Shares directly with the Depositary. However, if a Sennen Shareholder who owns Sennen Shares through a broker or other nominee and such broker or other nominee tenders the Sennen Shares on the Sennen Shareholder’s behalf, such broker or other nominee may charge a fee for doing so and such Sennen Shareholder shall be responsible for paying such fee.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A REGISTRATION AND PAYMENT INSTRUCTIONS ISSUE LIBERTY SILVER SHARES IN THE NAME OF: (please print or type)	BLOCK B DELIVERY INSTRUCTIONS SEND LIBERTY SILVER SHARES (unless Block “D” is checked) TO: □ Same as address in Block “A” or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal/Zip Code)	(Country and Postal/Zip Code)

(Telephone – Business Hours)	(Telephone – Business Hours)

(Tax Identification, Social Insurance or Social Security Number)	(Tax Identification, Social Insurance or Social Security Number)

(Email Address)	* The delivery instructions given in this Block “B” will also be used to return certificate(s) representing Sennen Shares if required for any reason.

BLOCK C TAXPAYER IDENTIFICATION NUMBER U.S. residents/citizens must provide their Taxpayer Identification Number	BLOCK D SPECIAL PICK-UP INSTRUCTIONS □ HOLD LIBERTY SILVER SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRASMITTAL IS DEPOSITED (check box)

(Taxpayer Identification Number)

BLOCK E

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

□

CHECK HERE IF SENNEN SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO, ONTARIO, OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder

Date of Execution of Guaranteed Delivery

Window Ticket Number (if any)

Name of Institution which Guaranteed Delivery

BLOCK F

U.S. HOLDERS - TAX

A U.S. Holder is any Sennen Shareholder that is either (A) providing an address in Block “B” which is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes.

INDICATE WHETHER OR NOT YOU ARE A U.S. HOLDER OR ARE ACTING ON BEHALF OF A U.S. HOLDER:

□

The owner signing this Letter of Transmittal represents that it is not a U.S. Holder and is not acting on behalf of a U.S. Holder.

□

The owner signing this Letter of Transmittal represents that it is a U.S. Holder or is acting on behalf of a U.S. Holder.

SENNEN SHAREHOLDER SIGNATURE By signing below, the Sennen Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by	Dated:
(if required under Instruction 4)

Authorized Signature of Guarantor		Signature of Sennen Shareholder or Authorized Signature
(see Instructions 3, 4 and 5)

Name of Guarantor (please print or type)		Name of Sennen Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)		Daytime telephone number and facsimile number of Sennen Shareholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number

INSTRUCTIONS

1.

Use of Letter of Transmittal

(a)

This Letter of Transmittal, properly completed and executed with the signature(s) guaranteed if required in Instruction 4 below, together with accompanying certificate(s) representing the Deposited Shares and all other documents required by the terms of the Offer and this Letter of Transmittal must be actually physically received by the Depositary at its Toronto, Ontario, office set out on the back of this Letter of Transmittal at or prior to 11:59 p.m. (Eastern time) on August 21, 2012, (being the Expiry Time), unless the Offer is extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)

The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Sennen Shares and all other required documents is at the option and risk of the Sennen Shareholder depositing these documents. Liberty Silver recommends that these documents be delivered by hand or courier to the Depositary and that a receipt be obtained or, if mailed, that these documents be mailed by registered mail, with return receipt requested, and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual physical receipt by the Depositary.

(c)

Sennen Shareholders whose Sennen Shares are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should immediately contact such nominee for assistance in depositing their Sennen Shares.

2.

Procedure for Guaranteed Delivery

If a Sennen Shareholder wishes to deposit Sennen Shares under the Offer and either the certificate(s) representing the Sennen Shares are not immediately available or the certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, then those Sennen Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)

The deposit is made at the principal office of the Depositary in Toronto, Ontario, as set out in the Notice of Guaranteed Delivery by or through an Eligible Institution (as defined below);

(b)

a properly completed and executed Notice of Guaranteed Delivery (printed on GREEN paper) in the form accompanying the Offer, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at or prior to the Expiry Time at its principal office in Toronto, Ontario, as set out in the Notice of Guaranteed Delivery; and

(c)

the certificate(s) representing all deposited Sennen Shares, together with a Letter of Transmittal, properly completed and executed as required by the Instructions set out in this Letter of Transmittal (including signature guarantee if required by Instruction 4 below) and all other documents required thereby, are received by the Depositary at its principal office in Toronto, Ontario, as set out in this Letter of Transmittal at or prior to 5:00 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Date.

The Notice of Guaranteed Delivery must be delivered by hand or courier or mailed to the Depositary at its principal office in Toronto, Ontario, as set out in the Notice of Guaranteed Delivery and must include a signature guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Sennen Shares and all other required documents to any office other than the Toronto, Ontario office of the Depositary will not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are typically members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

3.

Signatures

This Letter of Transmittal must be completed and executed by the Sennen Shareholder accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)

If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)

Notwithstanding Instruction 3(a), if this Letter of Transmittal is executed by a person other than the registered holder(s) of the certificate(s) deposited herewith, or if the certificate(s) representing Liberty Silver Shares issuable under the Offer, are to be issued to a person other than the registered holder(s), or if the certificate(s) representing Sennen Shares in respect of which the Offer is not being accepted are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities registers maintained by or on behalf of Sennen:

(i)

the accompanying certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s); and

(ii)

the signature on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as written on the face of the certificate(s) and must be guaranteed by an Eligible Institution, as noted in Instruction 4 below.

4.

Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Sennen Share certificate(s) deposited herewith, or if the certificate(s) representing Liberty Silver Shares issuable under the Offer, are to be issued to a person other than the registered holder(s), or if the certificate(s) representing Sennen Shares in respect of which the Offer is not being accepted are to be returned to a person other than such registered holder(s), or sent to an address other than the address of the registered holder(s) as shown on the securities registers maintained by or on behalf of Sennen, such signature(s) must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.

Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing, and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of Liberty Silver or the Depositary, in its sole discretion, may require additional evidence of authority or additional documentation.

6.

Delivery Instructions

If any certificate(s) representing Liberty Silver Shares issuable under the Offer are to be sent to or in respect of partial deposits of Sennen Shares, certificates representing Sennen Shares are to be returned to, someone at an address other than the address of the Sennen Shareholder as such address appears in Block “A” on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block “B” of this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block “B” is not completed, any certificate(s) will be mailed to the depositing Sennen Shareholder at the address of such holder as it appears in Block “A”, or, if no address is provided in Block “A”, then such certificates will be mailed to the address of such holder as it appears on the securities registers maintained by or on behalf of Sennen. Any certificate(s) mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.

Partial Deposits

If less than the total number of Sennen Shares evidenced by any certificate(s) submitted is to be deposited, fill in the number of Sennen Shares to be deposited in the appropriate space in Box 1 of this Letter of Transmittal. In such case, new certificate(s) for the number of Sennen Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless otherwise provided in Block “B” on this Letter of Transmittal). The total number of Sennen Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to holders who deposit their Sennen Shares by book-entry transfer.

8.

Miscellaneous

(a)

If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificates for Sennen Shares, additional certificate numbers and number of securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b)

If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different form of registration.

(c)

No alternative, conditional or contingent deposits will be acceptable. All depositing Sennen Shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by applicable laws.

(d)

The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

(e)

Liberty Silver will not pay any fees or commissions to any stock broker, dealer or other person for soliciting tenders of Sennen Shares under the Offer, except as set out in the accompanying Offer and Circular.

(f)

Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

(g)

All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Sennen Shares deposited under the Offer will be determined by Liberty Silver in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. Liberty Silver reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the applicable laws of any jurisdiction. Liberty Silver reserves the absolute right to waive any defects or irregularities in the deposit of any Sennen Shares. There shall be no duty or obligation of Liberty Silver, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. Liberty Silver’s interpretation of the terms and conditions of the Offer, the Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding.

(h)

Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent and Depositary at its address provided on the back page of this Letter of Transmittal or on www.sedar.com.

9.

Lost Certificates

If a certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary at its office in Toronto, Ontario. The Depositary will forward such letter to the registrar and transfer agent for the Sennen Shares so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the Sennen Shares represented by the replacement certificate to be deposited to the Offer prior to the Expiry Time.

10.

Assistance

THE DEPOSITARY AND INFORMATION AGENT (SEE BACK COVER PAGE FOR ADDRESS AND TELEPHONE NUMBERS) OR YOUR INVESTMENT DEALER, STOCK BROKER, TRUST COMPANY MANAGER, BANK MANAGER, ACCOUNTANT, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL.

THIS LETTER OF TRANSMITTAL (TOGETHER WITH CERTIFICATES REPRESENTING DEPOSITED SENNEN SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

The Depositary & Information Agent for the Offer is:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-581-0512

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions and requests for assistance may be directed by holders of Sennen Shares to the Depositary and Information Agent at the numbers and location set out above. Sennen Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.